News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 25, 2017	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2017. Net income increased 1.46% to $8.4 million compared to $8.2 million for the same period of 2016. Diluted net income per common share was unchanged at $0.68 compared to the same period in 2016.

The Corporation further reported net income of $17.7 million for the six months ended June 30, 2017 versus $21.9 million for the comparable period of 2016, which included an after-tax gain on the sale of the Corporation’s insurance subsidiary of $5.8 million. Diluted net income per common share was $1.45 for the six months ended June 30, 2017 versus $1.76 for the comparable period of 2016. Return on assets for the six months ended June 30, 2017 was 1.19% compared to 1.48% for the six months ended June 30, 2016.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our second quarter 2017 results. We have experienced continued loan growth which is driving increases in our interest income.”

Book value per share was $35.54 at June 30, 2017, a 4.9% increase from the $33.89 at June 30, 2016. Shareholders’ equity increased 5.1% to $434.5 million from $413.2 million on June 30, 2016.

Average total loans for the second quarter of 2017 were $1.85 billion, an increase of $66.3 million or 3.72%, versus the $1.78 billion for the comparable period in 2016. Total loans outstanding increased $54.2 million, or 3.01% to $1.86 billion as of June 30, 2017 from $1.80 billion as of June 30, 2016.

Average total deposits for the quarter ended June 30, 2017 were $2.44 billion versus $2.42 billion as of June 30, 2016.

The company’s tangible common equity to tangible asset ratio was 13.55% at June 30, 2017, compared to 12.89% at June 30, 2016.

Net interest income for the second quarter of 2017 was $26.6 million compared to the $26.1 million reported for the same period of 2016. The net interest margin for the six months ended June 30, 2017 was unchanged at 4.05% compared to the same period at June 30, 2016.

The provision for loan losses for the three months ended June 30, 2017 was $1.0 million compared to $435 thousand for the second quarter of 2016. Net charge-offs were $755 thousand for the second quarter of 2017 compared to $856 thousand in the same period of 2016. The Corporation’s allowance for loan losses as of June 30, 2017 was $19.7 million compared to $19.5 million as of June 30, 2016. The allowance for loan losses as a percent of total loans was 1.06% as of June 30, 2017 compared to 1.08% as of June 30, 2016.

Nonperforming loans decreased 17.5% to $22.7 million as of June 30, 2017 versus $27.6 million as of June 30, 2016. The ratio of nonperforming loans to total loans and leases was 1.22% as of June 30, 2017 versus 1.53% as of June 30, 2016.

Non-interest income for the three months ended June 30, 2017 was $8.1 million compared to $8.2 million as of June 30, 2016. On a year-over-year basis, service charges and fees on deposit accounts increased $403 thousand to $3.0 million.

Non-interest expense for the three months ended June 30, 2017 decreased $672 thousand to $22.1 million compared to $22.8 million in 2016. On a year-over-year basis, salaries and employee benefits decreased $623 thousand driven by lower pension expense. The Corporation’s efficiency ratio was 60.93% for the quarter ending June 30, 2017 versus 63.55% for the same period in 2016.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
END OF PERIOD BALANCES
Assets	$2,974,688	$2,957,285	$2,958,016	$2,974,688	$2,958,016
Deposits	$2,427,723	$2,438,012	$2,394,334	$2,427,723	$2,394,334
Loans, including net deferred loan costs	$1,857,030	$1,834,893	$1,802,810	$1,857,030	$1,802,810
Allowance for Loan Losses	$19,680	$19,395	$19,504	$19,680	$19,504
Total Equity	$434,454	$426,808	$413,224	$434,454	$413,224
Tangible Common Equity	$398,242	$390,470	$376,472	$398,242	$376,472

AVERAGE BALANCES
Total Assets	$2,974,260	$2,983,114	$2,947,153	$2,978,687	$2,953,080
Earning Assets	$2,779,361	$2,766,991	$2,747,214	$2,773,176	$2,736,070
Investments	$920,453	$919,599	$945,948	$920,026	$950,972
Loans	$1,847,484	$1,841,392	$1,781,201	$1,844,438	$1,769,506
Total Deposits	$2,436,440	$2,444,162	$2,422,302	$2,440,301	$2,420,485
Interest-Bearing Deposits	$2,009,932	$1,971,848	$1,877,092	$1,990,890	$1,875,081
Interest-Bearing Liabilities	$51,752	$50,164	$44,852	$50,958	$45,439
Total Equity	$430,975	$426,673	$406,382	$428,824	$410,678

INCOME STATEMENT DATA
Net Interest Income	$26,560	$26,507	$26,059	$53,067	$52,216
Net Interest Income Fully Tax Equivalent	$28,137	$28,031	$27,602	$56,168	$55,293
Provision for Loan Losses	$1,040	$1,596	$435	$2,636	$1,270
Non-interest Income	$8,113	$11,049	$8,214	$19,162	$30,580
Non-interest Expense	$22,088	$22,577	$22,760	$44,665	$46,107
Net Income	$8,352	$9,369	$8,232	$17,721	$21,907

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.68	$0.77	$0.68	$1.45	$1.76
Cash Dividends Declared Per Common Share	$0.50	$—	$0.50	$0.50	$0.50
Book Value Per Common Share	$35.54	$34.92	$33.89	$35.54	$33.89
Tangible Book Value Per Common Share	$32.12	$31.94	$30.91	$32.58	$30.88
Basic Weighted Average Common Shares Outstanding	12,224	12,217	12,236	12,221	12,441

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Return on average assets	1.12%	1.26%	1.12%	1.19%	1.48%
Return on average common shareholder's equity	7.75%	8.78%	8.04%	8.26%	10.67%
Efficiency ratio	60.93%	57.77%	63.55%	59.29%	53.69%
Average equity to average assets	14.49%	14.31%	13.89%	14.40%	13.91%
Net interest margin	4.05%	4.05%	4.04%	4.05%	4.05%
Net charge-offs to average loans and leases	0.19%	0.21%	0.19%	0.19%	0.19%
Loan and lease loss reserve to loans and leases	1.06%	1.06%	1.08%	1.06%	1.08%
Loan and lease loss reserve to nonperforming loans and other real estate	89.05%	98.37%	70.76%	89.05%	70.76%
Nonperforming loans to loans and leases	1.22%	1.20%	1.53%	1.22%	1.53%
Tier 1 leverage	13.73%	13.63%	13.08%	13.73%	13.08%
Risk-based capital - Tier 1	17.80%	17.78%	17.46%	17.80%	17.46%

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Accruing loans and leases past due 30-89 days	$8,846	$7,713	$7,435	$8,846	$7,435
Accruing loans and leases past due 90 days or more	$1,117	$453	$1,044	$1,117	$1,044
Nonaccrual loans and leases	$11,255	$11,106	$14,526	$11,255	$14,526
Nonperforming loans	$22,740	$22,011	$27,562	$22,740	$27,562
Other real estate owned	$2,384	$2,294	$2,837	$2,384	$2,837
Total nonperforming assets	$35,024	$34,004	$38,998	$35,024	$38,998
Total troubled debt restructurings	$7,984	$8,158	$9,155	$7,984	$9,155
Gross charge-offs	$2,090	$2,274	$1,842	$4,364	$3,482
Recoveries	$1,335	$1,300	$986	$2,635	$1,771
Net charge-offs/(recoveries)	$755	$974	$856	$1,729	$1,711

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and due from banks	$55,379	$75,012
Federal funds sold	—	6,952
Securities available-for-sale	851,577	853,725
Loans:
Commercial	1,107,658	1,106,182
Residential	429,827	423,911
Consumer	316,542	305,881
	1,854,027	1,835,974
(Less) plus:
Net deferred loan costs	3,003	3,206
Allowance for loan losses	(19,680)	(18,773)
	1,837,350	1,820,407
Restricted stock	10,369	10,359
Accrued interest receivable	11,564	12,311
Premises and equipment, net	48,296	49,240
Bank-owned life insurance	84,343	83,737
Goodwill	34,355	34,355
Other intangible assets	1,857	2,109
Other real estate owned	2,384	2,531
Other assets	37,214	37,789
TOTAL ASSETS	$2,974,688	$2,988,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$415,945	$564,092
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	42,820	43,759
Other interest-bearing deposits	1,968,958	1,820,675
	2,427,723	2,428,526
Short-term borrowings	51,880	80,989
FHLB advances	132	132
Other liabilities	60,499	64,485
TOTAL LIABILITIES	2,540,234	2,574,132

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,595,320 in 2017 and 14,578,758 in 2016
Outstanding shares-12,223,750 in 2017 and 12,216,712 in 2016	1,821	1,820
Additional paid-in capital	74,877	74,525
Retained earnings	433,435	421,826
Accumulated other comprehensive loss	(5,564)	(14,164)
Less: Treasury shares at cost-2,371,570 in 2017 and 2,362,046 in 2016	(70,115)	(69,612)
TOTAL SHAREHOLDERS’ EQUITY	434,454	414,395
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,974,688	$2,988,527

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$22,325	$21,271	$44,266	$42,455
Securities:
Taxable	3,630	3,694	7,387	7,525
Tax-exempt	1,843	1,818	3,670	3,640
Other	330	367	651	731
TOTAL INTEREST INCOME	28,128	27,150	55,974	54,351
INTEREST EXPENSE:
Deposits	1,471	1,030	2,746	2,017
Short-term borrowings	73	26	117	49
Other borrowings	24	35	44	69
TOTAL INTEREST EXPENSE	1,568	1,091	2,907	2,135
NET INTEREST INCOME	26,560	26,059	53,067	52,216
Provision for loan losses	1,040	435	2,636	1,270
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,520	25,624	50,431	50,946
NON-INTEREST INCOME:
Trust and financial services	1,149	1,292	2,466	2,626
Service charges and fees on deposit accounts	3,004	2,601	5,781	5,105
Other service charges and fees	3,114	3,149	6,299	6,149
Securities gains/(losses), net	15	10	17	13
Insurance commissions	36	33	58	2,305
Gain on sale of certain assets and liabilities of insurance brokerage operation	—	—	—	13,021
Gain on sales of mortgage loans	393	481	720	885
Other	402	648	3,821	476
TOTAL NON-INTEREST INCOME	8,113	8,214	19,162	30,580
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,519	13,142	25,895	26,737
Occupancy expense	1,761	1,722	3,529	3,453
Equipment expense	1,835	1,808	3,632	3,645
FDIC Expense	228	403	461	854
Other	5,745	5,685	11,148	11,418
TOTAL NON-INTEREST EXPENSE	22,088	22,760	44,665	46,107
INCOME BEFORE INCOME TAXES	11,545	11,078	24,928	35,419
Provision for income taxes	3,193	2,846	7,207	13,512
NET INCOME	8,352	8,232	17,721	21,907
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	5,045	1,262	8,233	5,300
Change in funded status of post retirement benefits, net of taxes	184	304	367	608
COMPREHENSIVE INCOME	$13,581	$9,798	$26,321	$27,815
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.68	$0.68	$1.45	$1.76
Weighted average number of shares outstanding (in thousands)	12,224	12,236	12,221	12,441